Exhibit 10.8.20.8

EIGHTH AMENDMENT

TO

MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVER

AND CONSENT OF GUARANTORS

This EIGHTH AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT, LIMITED WAIVER AND CONSENT OF GUARANTORS (this “Amendment”) is dated as of March 1, 2006, and entered into by and among WESTAFF, INC., a Delaware corporation (“Parent”), WESTAFF (USA), INC., a California corporation (“US Borrower”), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales (“UK Borrower”), WESTAFF SUPPORT, INC., a California corporation (“Term Borrower”, and together with US Borrower and UK Borrower, collectively, the “Borrowers”), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”) and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (each as defined in the Credit Agreement referred to below).

Recitals

Whereas, the Parent, the Borrowers, the Lenders and Agents (as defined in the Credit Agreement referred to below) have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 (as amended by (i) that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, (ii) that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, (iii) that certain Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of September 25, 2003, (iv) that certain Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of February 20, 2004, (v) that certain Fifth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of July 31, 2004, (vi) that certain Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of January 5, 2004, and (vii) that certain Seventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of August 19, 2005, and as further modified by certain consents and waivers of the Lenders prior to the date hereof, the “Credit Agreement”; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

Whereas, the Borrowers have requested that the Lenders (i) agree to amend certain provisions of, and grant certain consents under, the Credit Agreement, including increasing the US Revolving Loan Commitment by $5,000,000 and extending the Commitment Termination Date by one year and (ii) waive a certain Event of Default; and

Whereas, the Lenders are willing to approve certain amendments of, and consents under, the Credit Agreement and waive a certain Event of Default on the terms and conditions set forth in this Amendment (which Amendment shall be effective as of the date that all conditions to such effectiveness set forth herein have been satisfied).

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the Parent, the Borrowers, the Lenders and Agents agree as follows:

1.             AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Amendment to Recitals in the Credit Agreement. The Recitals to the Credit Agreement are hereby amended by adding the following “WHEREAS” clause immediately after the first “WHEREAS” clause of the Recitals:

“WHEREAS, the parties hereto acknowledge and agree that the Term Loan Commitments have been reduced to zero and, as of the Eighth Amendment Effective Date, the US Revolving Loan Commitment has been increased as set forth in the Eighth Amendment; and”

1.2           Amendment to Section 1.5(a) of the Credit Agreement. Section 1.5(a) of the Credit Agreement is hereby amended to read as follows:

(a)           “The Applicable Borrowers shall pay interest to the Applicable Agent, for the ratable benefit of the Applicable Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates:  (i) with respect to the Revolving Credit Advances, the US Index Rate or the UK Index Rate, as the case may be, plus the Applicable Revolver Index Margin per annum; or in the case of the US Revolving Credit Advances only, at the election of Borrower Representative, the LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding to such Borrower from time to time; (ii) with respect to the Term Loan, the US Index Rate plus the Applicable Term Loan Index Margin per annum; and (iii) with respect to the Swing Line Loan, the US Index Rate plus the Applicable Revolver Index Margin per annum.

As of the Eighth Amendment Effective Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.25%

Applicable Revolver LIBOR Margin	2.50%

Applicable L/C Margin	2.50%

The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrowers’ consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrowers’ quarterly Financial Statements to Lenders for the Fiscal Quarter ending April 15, 2006. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Trailing 13-Period EBITDA IS:	Level of Applicable Margins:
>$14 million	Level I
<$14 million and > $12.5 million	Level II
<$12.5 million and > $8.8 million	Level III
<$8.8 million	Level IV

	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	0.00%	0.00%	0.25%	0.50%
Applicable Revolver LIBOR Margin	2.00%	2.25%	2.50%	2.75%
Applicable L/C Margin	2.00%	2.25%	2.50%	2.75%

All adjustments in the Applicable Margins after April 2006 shall be implemented quarterly on a prospective basis based on the EBITDA for Parent and its Subsidiaries on a consolidated basis for the 13 Fiscal Periods then ended, for each calendar month commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower Representative shall deliver to Agents and Lenders a certificate, signed by a Financial Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Borrowers hereby agree, that if at any time after receipt by the Applicable Agent of any audited Financial Statements required to be delivered hereunder, the Applicable Agent determines in its sole discretion that an unjustified reduction in the Applicable Margin has been granted to Borrowers, Borrowers shall pay upon demand therefore an amount equal to the difference between (i) the interest amount that should have been paid by Borrowers for such period but for such unjustified reduction in the Applicable Margin and (ii) the interest amount actually paid by Borrowers for such period. Failure to timely deliver any Financial Statements required in this Section 1.5(a) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.”

1.3           Amendment to Section 1.8(c) of the Credit Agreement. Section 1.8(c) of the Credit Agreement is hereby amended by deleting the words “fourth anniversary” in clause (z) of the definition of Applicable Percentage and replacing them with the words “fifth anniversary”.

1.4           Amendment to Section 2.2(d) of the Credit Agreement. Section 2.2(d) of the Credit Agreement is hereby amended by deleting the reference to “US Maximum Amount” therein and replacing such reference with “Maximum US Amount”.

1.5           Amendment to Section 3.24 of the Credit Agreement. Section 3.24 of the Credit Agreement is hereby amended by deleting the word “owing” in clause (v) thereof and replacing it with the word “owning”.

1.6           Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement is hereby amended by adding a new subclause (iii) to the proviso set forth therein which shall read as follows:

“and (iii) US Borrower may acquire all or substantially all of the assets or Stock of any franchisee of US Borrower, provided that payments made in respect of all such acquisitions shall not exceed $1,000,000 in the aggregate in any Fiscal Year and provided further that immediately before and after giving effect to any such acquisition, (x) no Default or Event of Default shall have occurred and be continuing or would result from such acquisition and (y) US Borrower shall have Borrowing Availability of not less than $7,500,000, and US Borrower and UK Borrower shall have a combined Borrowing Availability of not less than $10,000,000.”

1.7           Amendment to Section 6.3 of the Credit Agreement. Section 6.3(a)  of the Credit Agreement is hereby amended to delete the “and” just before clause (x) thereof and to add an “; and” just before the period at the end of subclause (K) of clause (x) thereof and to add a new clause (xi) which shall read as follows:

“(xi) unsecured Indebtedness incurred by the US Borrower in connection with any deferred purchase price (including with respect to earn-outs) in connection with acquisitions permitted by subclause (iii) of the proviso in Section 6.1, provided that such Indebtedness not exceed 50% of the purchase price of any such acquisition.”

1.8           Amendment to Section 6.8 of the Credit Agreement. Section 6.8 of the Credit Agreement is hereby amended by (a) deleting the word “and” immediately prior to clause (i) in the first sentence thereof and adding a new clause (j) to read as follows:

“and (j) such other sales, transfers or other dispositions of assets in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year, provided that immediately before and after giving effect to any such sale, transfer or disposition (i) no Default or Event of Default shall have occurred and be continuing or would result from such sale, transfer or disposition and (ii) US Borrower shall have Borrowing Availability of not less than $7,500,000, and US Borrower and UK Borrower shall have a combined Borrowing Availability of not less than $10,000,000.”; and

(b) deleting the second sentence thereof in its entirety and replacing it with the following:

“With respect to any disposition of assets or other properties permitted pursuant to clauses (a), (b), (h) or (j) above, subject to Section 1.3(b), each Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers’ expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.”

1.9           Amendment to Section 6.14(j) of the Credit Agreement. Section 6.14(j) of the Credit Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following:

“(j) payment of up to $2,000,000 of principal of Subordinated Debt; provided that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to this clause (j), (ii) on a pro-forma basis, after giving effect to such payment, US Borrower shall have had daily average Borrowing Availability for the 90 days immediately preceding such payment of at least $7,500,000, and US Borrower and UK Borrower shall have had combined daily average Borrowing Availability for the 90 days immediately preceding such payment of at least $10,000,000, (iii) on the date of such payment and after giving effect thereto, US Borrower shall have Borrowing Availability of at least $7,500,000, and US Borrower and UK Borrower shall have a combined Borrowing Availability of at least $10,000,000, and (iv) on a pro-forma basis, after giving effect to such payment as if such payment had been made in the immediately preceding Fiscal Quarter, the Fixed Charge Coverage Ratio requirement applicable to the end of such Fiscal Quarter would have been satisfied, and (v) US Borrower shall have delivered to US Agent an officer’s certificate in form and substance reasonably satisfactory to US Agent certifying the items set forth in (i) thru (iv) of this clause (j).”

1.10         Amendments to Annex A (Definitions) to the Credit Agreement.

(a)           The following new definitions are hereby added to Annex A to the Credit Agreement, in each case in proper alphabetical order:

“‘Available Cash’ means, as of any date of determination, all cash on hand (and then available at the close of business) deposited in that certain account of US Borrower, account number 2-534-1002-4785, located at U.S. Bank National Association, but solely to the extent that such account is subject to a control agreement in form and substance satisfactory to US Agent.”

“‘Eighth Amendment’ means the Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors dated as of March 1, 2006, among the Parent, the Borrowers, the Lenders and Agents.”

“‘Eighth Amendment Effective Date’ means the date on which the Eighth Amendment became effective in accordance with its terms.”

(b)           The definition of “Borrowing Availability” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“‘Borrowing Availability’ means as of any date of determination (a) as to the US Borrower, the lesser of (i) the Maximum US Amount and (ii) the US Borrowing Base, in each case less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding to the US Borrower or (b) as to the UK Borrower, the lesser of (i) the Maximum UK Amount and (ii) the UK Borrowing Base, in each case less the sum of the Revolving Loan outstanding to the UK Borrower; provided that if on such date of determination the balances of each of the US Revolving Loan, the Swing Line Loan and the UK Revolving Loan are zero, the Borrowing Availability as determined by clause (a) above shall be increased by an amount equal to Available Cash as of such date of determination; provided further that an Overadvance in accordance with Section 1.1 may cause the Revolving Loan and, in the case of the US Borrower, the Swing Line Loan to exceed the US Borrowing Base or the UK Borrowing Base of the Applicable Borrower by the amount of such permitted Overadvance.”

(c)           The definition of “Commitment Termination Date” is hereby amended by changing the reference in clause (a) thereof from “May 17, 2007”, to “May 17, 2008”.

(d)           The definition of “Maximum US Amount” is hereby amended by changing the reference to “Fifty Million Dollars ($50,000,000)” therein to “Fifty-five Million Dollars ($55,000,000)”.

(e)           The definition of “Revolving Loan Commitment” is hereby amended by changing the reference to “Fifty-four Million Dollars ($54,000,000) on the Closing Date” in clause (b) thereof to “Fifty-nine Million Dollars ($59,000,000) on the Eighth Amendment Effective Date”.

(f)            The definition of “Term Loan Commitment” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“‘Term Loan Commitment’ means the Term Loan Commitment of the Term Loan Lenders set forth on Annex J, which shall be zero.

(g) The definition of “US Revolving Loan Commitment” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“‘US Revolving Loan Commitment’ means (a) as to any US Revolving Lender, the commitment of a US Revolving Lender to make US Revolving Credit Advances as set forth in Annex J to the Agreement or in the most recent Assignment Agreement executed by such US Revolving Lender and (b) as to all US Revolving Lenders, the aggregate commitment of all US Revolving Lenders to make US Revolving Credit Advances, which aggregate commitment shall be Fifty-five Million Dollars ($55,000,000) on the Eighth Amendment Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.”

1.11         Amendments to Annex B to the Credit Agreement. Paragraph (a)(i) of Annex B to the Credit Agreement is hereby amended by (i) changing the reference in the definition of L/C Sublimit (specified in clause (i) of the second sentence paragraph (a)(i)) from “Forty Million Dollars ($40,000,000)” to “Forty-five Million Dollars ($45,000,000)” and (ii) deleting the third sentence thereof in its entirety and replacing it with the following:

“For the avoidance of doubt, US Borrower is required to comply with the obligations set forth in paragraph (c) of this Annex B (including, without limitation, under clause (ii) thereof) with respect to all Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the Commitment Termination Date.”; and

(b) deleting the reference to “US Maximum Amount” in the penultimate sentence of Paragraph (c)(iv) thereof and replacing such reference with “Maximum US Amount”.

1.12         Amendment to Annex F to the Credit Agreement. Annex F to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the Annex F attached hereto as Exhibit E.

1.13         Amendment to Annex G to the Credit Agreement. Annex G to the Credit Agreement is hereby amended by deleting paragraph (c)(ii) and (iii) thereof (including the matrix therein) in their entirety and replacing them with the following:

“(ii)         at the end of each Fiscal Quarter set forth below, EBITDA for the 13 Fiscal Periods then ended of not less than the amount set forth below for such period:

FISCAL QUARTER ENDING	MINIMUM EBITDA
1/21/2006	$10,500,000
4/15/2006	$10,500,000
7/8/2006	$10,500,000
10/28/2006	$13,000,000
1/20/2007	$13,000,000
4/14/2007	$13,000,000
7/7/2007 and for each Fiscal Quarter ended thereafter	$14,000,000

1.14         Amendment to Annex J to the Credit Agreement. Annex J to the Credit Agreement is hereby amended by deleting the annex in its entirety and replacing it with the amended Annex J attached hereto as Exhibit A.

1.15         Amendment to Schedule Annex C (Controlled Accounts). Schedule Annex C (Controlled Accounts) is hereby amended by deleting such Schedule in its entirety and replacing it in its entirety with the amended Schedule Annex C (Controlled Accounts) attached hereto as Exhibit D.

2.             LIMITED WAIVER. Subject to the satisfaction of the conditions set forth herein, the Lenders hereby agree that, notwithstanding the requirements of paragraph (c)(ii) of Annex G (Financial Covenants) to the Credit Agreement (without giving effect to this Amendment), the Lenders hereby waive the Event of Default that arose from the failure of Parent and its Subsidiaries to have on a consolidated basis a minimum EBITDA for the 13 Fiscal Periods ending January 21, 2006 of not less than $12,000,000, provided that the minimum EBITDA for such Fiscal Quarter, measured on a 13 Fiscal Periods then ended basis, may not be less than $10,500,000.  This waiver shall be limited precisely as written, shall apply solely with respect to the failure of Parent and its Subsidiaries to have on a consolidated basis a minimum EBITDA of not less than $12,000,000, measured on a 13 Fiscal Periods then ended basis, for the Fiscal Quarter ending January 21, 2006, as required pursuant to paragraph (c)(ii) of Annex G (Financial Covenants) to the Credit Agreement, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other Default or Event of Default or provision of the Credit Agreement, or any consent to or departure from the terms of the Credit Agreement.

3.             ONE-TIME ADJUSTMENT IN FIXED CHARGE COVERAGE RATIO. Subject to the provisions of this Section 3 and the satisfaction of the other conditions set forth in this Amendment, the Lenders hereby agree that, solely for the purpose of determining compliance with paragraph (b) of Annex G (Financial Covenants) to the Credit Agreement, the minimum Fixed Charge Coverage Ratio for the Fiscal Quarter ending April 15, 2006, shall be adjusted from a minimum of not less than 1.25:1.00, measured on a 13 Fiscal Periods then ended basis, to a minimum of not less than 1.10:1.00, measured on a 13 Fiscal Periods then ended basis.

4.             REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BORROWERS. The Parent and the US Borrower jointly and severally make, and the UK Borrower, only in respect of itself, severally makes, the following representations and warranties to each Lender and each Agent with respect to all Credit Parties:

4.1           Power and Authority. Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated hereby, and to perform its obligations under or in respect of the Credit Agreement, as amended hereby.

4.2           Due Authorization, Non-Contravention. The execution, delivery and performance by each Credit Party of this Amendment and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of the Credit Agreement as amended hereby (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

4.3           Execution, Delivery and Enforceability. This Amendment and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and this Amendment, the Consent and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors’ rights generally or by general equitable principles.

4.4           No Default or Event of Default. No event has occurred and is continuing after giving effect to this Amendment or will result from the execution and delivery of this Amendment or the Consent that would constitute a Default or an Event of Default.

4.5           Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

5.             CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall be effective only if and when:

(i)            executed by the Parent, the Borrowers and all Lenders, and counterparts hereof shall have been delivered to Agents or their counsel (by hand delivery, mail or telecopy);

(ii)           each Guarantor shall have delivered to Agents or their counsel executed counterparts of the Consent;

(iii)          the US Borrower on behalf of itself and the other Credit Parties and the UK Borrower on behalf of itself shall have delivered to Agents or their counsel a certificate certifying (x) that the representations and warranties contained herein and in the Loan Documents are true and correct in all material respects as of such date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date), and (y) no Default or Event of Default has occurred and will be continuing (after giving effect to this Amendment);

(iv)          the US Borrower shall have delivered to the US Agent or its counsel (x) an executed Amended and Restated US Revolving Note in favor of GE Capital substantially in the form of Exhibit B hereto and (y) an executed Amended and Restated US Revolving Note in favor of Bank of America substantially in the form of Exhibit C hereto;

(v)           the Credit Parties shall have delivered to Agents or their counsel a certificate certifying (a) that the charters, bylaws (or other similar organizational documents) and resolutions authorizing the execution, delivery and performance by the Credit Parties of their obligations under the Credit Agreement and the other Loan Documents, each in the form delivered to Agents on the Closing Date, are in full force and effect and have not been amended, rescinded or otherwise modified as of the date of this Amendment (other than an amendment to Parent’s bylaws to reduce the number of members of the board of directors from six to five); (b) duly adopted resolutions authorizing the execution, delivery and performance of this Amendment, the Amended and Restated US Revolving Notes, and the Consent; and (c) the incumbency of the applicable Credit Party’s officers executing the Amendment, the Amended and Restated US Revolving Notes or Consent; and

(vi)          the Credit Parties shall have delivered to Agents or their counsel opinions of inside and outside U.S. counsel in form and substance reasonably satisfactory to Agents.

6.             EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent and each Borrower confirms that, as amended hereby, each of the Loan Documents is in full force and effect.

After receipt of the executed Amended and Restated US Revolving Notes by each of GE Capital and Bank of America and after full effectiveness of this Amendment, the Lenders shall return to US Borrower the original US Revolving Notes delivered to the US Revolving Lenders on the Closing Date.

7.             RELEASE AND WAIVER OF CLAIMS, DEFENSES AND RIGHTS OF SET OFF. Each of the Parent and the Borrowers acknowledges that the US Agent, the UK Agent and the Lenders have performed all obligations and duties owed to the Parent and the Borrowers under the Loan Documents through the date hereof, and each such party further acknowledges, represents and warrants that none of the Parent or the Borrowers has any claim, cause of action, defense or right of set off against the US Agent, the UK Agent or the Lenders, and, to the extent that any such party has any such rights, each of the Parent and the Borrowers hereby releases, waives and forever discharges the US Agent, the UK Agent and the Lenders (together with each of their predecessors, successors and assigns) and each of their officers, directors, employees, agents and representatives from any action, cause of action, suit, debt, defense, right of set off or other claim whatsoever, in law or in equity, known or unknown against the US Agent, the UK Agent or the Lenders, or such officers, employees, agents or representatives. Each of the Parent and each Borrower hereby specifically waives as against the US Agent, the UK Agent or the Lenders any rights they or any of them may have under Section 1542 of the California Civil Code, which provides as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

8.             APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

9.             COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

10.           CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

[signatures following; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors as of the date set forth above.

WESTAFF (USA), INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial
Officer

WESTAFF SUPPORT, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial
Officer

WESTAFF (U.K.) LIMITED

By:	/s/ Patricia M. Newman
Name:	Patricia M. Newman
Title:	Director

GENERAL ELECTRIC CAPITAL
CORPORATION,
as US Agent, UK Agent, a US Revolving
Lender, a Term Lender and a UK Revolving
Lender

By:	/s/ Lawrence E. Ridgway
By: Lawrence E. Ridgway
Duly Authorized Signatory

BANK OF AMERICA, N. A.,
as Documentation Agent, a US Revolving
Lender, a Term Lender and a UK Revolving
Lender

By:	/s/ David T. Knoblauch
Name:	David T. Knoblauch
Title:	Senior Vice President

[SIGNATURE PAGE TO EIGHTH AMENDMENT TO MULTICURRENCY CREDIT AGREEMENT,

LIMITED WAIVER AND CONSENT OF GUARANTORS]

The following Person is a signatory to this Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors in its capacity as a Credit Party and not as a Borrower.

WESTAFF, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT A

AMENDED ANNEX J (from Annex A - Commitments definition)

to

CREDIT AGREEMENT

Lenders

GENERAL ELECTRIC CAPITAL CORPORATION,	US Revolving Loan Commitment (including a Swing Line Commitment of $10,000,000)

$31,694,915.25

UK Revolving Loan Commitment £1,579,149.65

Term Loan Commitment
$0

BANK OF AMERICA, N.A.	US Revolving Loan Commitment $23,305,084.75
UK Revolving Loan Commitment £1,161,139.45

Term Loan Commitment $0

EXHIBIT B

FORM OF AMENDED AND RESTATED US REVOLVING NOTE

March    , 2006

San Francisco, California

$31,694,915.25

FOR VALUE RECEIVED, each of the undersigned, WESTAFF (USA), INC., a California corporation (“US Borrower”) HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as US Agent for the US Revolving Lenders (“Agent”) at its address at 6130 Stoneridge Mall Rd, Ste. 300, Pleasanton, California 94588, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of THIRTY-ONE MILLION SIX HUNDRED NINETY-FOUR THOUSAND NINE HUNDRED FIFTEEN DOLLARS AND TWENTY-FIVE CENTS ($31,694,915.25) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

This Amended and Restated US Revolving Note is one of the Revolving Notes issued pursuant to that certain Multicurrency Credit Agreement dated as of May 17, 2002, by and among Borrower, Westaff, Inc., as Parent, Westaff Support, Inc., as Term Borrower, Westaff (U.K.) Limited, as UK Borrower, Westaff (USA) Inc., as a US Borrower, Westaff (CA), Inc., as a US Borrower, Westaff Limited Partnership, as a US Borrower, Agent, and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, amended and restated supplemented, replaced or otherwise modified, including, without limitation, pursuant to (i) that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, (ii) that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, (iii) that certain Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of September 3, 2003, (iv) that certain Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of February 20, 2004, (v) that certain Fifth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of July 31, 2004, (vi) that certain Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of January 5, 2004, (vii) that certain Seventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of August 19, 2005, and (viii) that certain Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of March 1, 2006, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced

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hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by US Revolving Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by US Revolving Lender to Borrower. This Amended and Restated US Revolving Notes amends and restates in its entirety that certain US Revolving Note in favor of Lender, dated as of May 17, 2002.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Amended and Restated US Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Amended and Restated US Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Amended and Restated US Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by US Borrower.

Except as provided in the Credit Agreement, this Amended and Restated US Revolving Note may not be assigned by US Revolving Lender to any Person.

THIS AMENDED AND RESTATED US REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (USA) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

WESTAFF (USA), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief

Financial Officer

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EXHIBIT C

FORM OF AMENDED AND RESTATED US REVOLVING NOTE

March    , 2006

San Francisco, California

$23,305,084.75

FOR VALUE RECEIVED, each of the undersigned, WESTAFF (USA), INC., a California corporation (“US Borrower”) HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as US Agent for the US Revolving Lenders (“Agent”) at its address at 6130 Stoneridge Mall Rd, Ste. 300, Pleasanton, California 94588, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWENTY-THREE MILLION THREE HUNDRED FIVE THOUSAND EIGHTY-FOUR DOLLARS AND SEVENTY-FIVE CENTS ($23,305,084.75) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

This Amended and Restated US Revolving Note is one of the Revolving Notes issued pursuant to that certain Multicurrency Credit Agreement dated as of May 17, 2002, by and among Borrower, Westaff, Inc., as Parent, Westaff Support, Inc., as Term Borrower, Westaff (U.K.) Limited, as UK Borrower, Westaff (USA) Inc., as a US Borrower, Westaff (CA), Inc., as a US Borrower, Westaff Limited Partnership, as a US Borrower, Agent, and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, amended and restated supplemented, replaced or otherwise modified, including, without limitation, pursuant to (i) that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, (ii) that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, (iii) that certain Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of September 3, 2003, (iv) that certain Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of February 20, 2004, (v) that certain Fifth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of July 31, 2004, (vi) that certain Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of January 5, 2004, (vii) that certain Seventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of August 19, 2005, and (viii) that certain Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of March 1, 2006, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance

1

made by US Revolving Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by US Revolving Lender to Borrower. This Amended and Restated US Revolving Notes amends and restates in its entirety that certain US Revolving Note in favor of Lender, dated as of May 17, 2002.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Amended and Restated US Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Amended and Restated US Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Amended and Restated US Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by US Borrower.

Except as provided in the Credit Agreement, this Amended and Restated US Revolving Note may not be assigned by US Revolving Lender to any Person.

THIS AMENDED AND RESTATED US REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (USA) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

WESTAFF (USA), INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief

Financial Officer

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EXHIBIT D

SCHEDULE ANNEX C

TO

CREDIT AGREEMENT

CONTROLLED ACCOUNTS

US Controlled Accounts

US Lock Boxes	US Blocked Accounts	US Disbursement Accounts Subject to Control Agreements	US Disbursement Accounts Not Subject to Control Agreements
US Bank West Coast Lock box Number 153490526693		US Bank New Concentration Account # 153490600159	US Bank Controlled Disbursement Temp Payroll Account #130103010612

		US Bank New Concentration Account # 153453157635 US Bank Account #2-534-1002-4785	US Bank Controlled Disbursement Accounts Payable Account #130103010620

		BofA Main Funding Account Number 1499013019	US Bank Regular Payroll ZBA Account #153453157643

			Bank of America Controlled Disbursement Temp Payroll Account #7313500975

			Bank of America Controlled Disbursement Temp Payroll Raleigh Account #7313802062

			US Bank Regular Payroll ZBA Account #153453157643

			US Bank State of Washington Surety CD Account #CD-98554000, provided that amounts deposited therein shall at no time exceed $750,000. (Amount currently on deposit - $595,000)

Other bank accounts in name of any Credit Party which do not exceed $25,000 in deposits for all accounts at such institution in the aggregate, or $250,000 in the aggregate for all Credit Parties, including without limitation all check cashing only accounts identified below:

			Bank Name	Account #
			Amsouth Bank	8321132
			Coppermark Bank	7009138D
			Banknorth, N.A.	00009110108796
			Bank One	616261012
			Busey Bank	21502293
			Charter One Bank	4400127437
			Republic Bank	0601026820
			Citizens Bank	3345109381
			CB&T Bank of Russell County	0000135615
			Extraco Banks	10638
			Horizons Bank	5009405
			Merchants Bank	3190001424
			River Bank, The	3900522
			Sovereign Bank – NE	44000034908
			Stillwater NB&T Co.	6173820
			Trustco Bank	31391462
			Bank, The	0000037845

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UK Controlled Accounts

Blocked Accounts	UK Disbursement Accounts Subject to Control Agreements	UK Disbursement Accounts Not Subject to Control Agreements
National Westminister Main Checking Account #72153938 Barclays Bank, Main Account 10812234	Barclays Bank, Expense Account - Disbursement 80813435	Barclays Bank, Payroll Account – Disbursement #50180831

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EXHIBIT E

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a)           To the Applicable Agent, upon the request of the Applicable Agent, and in any event no less frequently than 15 Business Days after the end of each Fiscal Period (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding Fiscal Period or the date 2 days prior to the date of any such request:

(i)            a Borrowing Base Certificate with respect to US Borrowers and UK Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion;

(ii)           with respect to US Borrowers and UK Borrower, a periodic trial balance showing Accounts outstanding aged from invoice date as follows:  1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion; and

(iii)          with respect to US Borrowers, a “Master Tax” report which evidences each US Borrower’s daily payment of United States payroll withholding taxes for the prior Fiscal Period (or the period since the last report);

(b)           To the Applicable Agent, (1) on a Fiscal Period basis provided that (i) US Borrower shall have Borrowing Availability of not less than $7,500,000, (ii) US Borrower and UK Borrower shall have a combined Borrowing Availability of not less than $10,000,000 and (iii) no Default or Event of Default exists, otherwise (2) on a weekly basis (or, upon the request of the Applicable Agent, on a daily basis) collateral reports with respect to US Borrowers and UK Borrower, identifying all balances of and including all additions and reductions (cash and non-cash) with respect to the Accounts and Revenue Week Accounts of each such Borrower, in each case, accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion, each of which shall be prepared by the applicable Borrower as of the last day of the applicable Fiscal Period (with respect to a report delivered pursuant to clause (1)), or as of the last day of the week (with respect to a weekly report delivered pursuant to clause (2)), or as of the immediately preceding day (as to a daily report delivered pursuant to clause (2)) and, in the case of a report to be delivered under clause (1), delivered to the Applicable Agent within 15 Business Days after the end of such Fiscal Period or, in the case of a report to be delivered under clause (2), delivered to the Applicable Agent no later than the next succeeding Business Day. It is understood that the Applicable Agent may request this information at such other intervals as the Applicable Agent (with the consent of the Lenders) may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date);

(c)                           To the Applicable Agent, at the time of delivery of each of the Fiscal Period Financial Statements delivered pursuant to Annex E:

(i)            a reconciliation of the Accounts trial balance of US Borrowers and UK Borrower to such Borrower’s most recent Borrowing Base Certificate, general ledger and Fiscal Period Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion; and

(ii)           a reconciliation of the outstanding Revolving Loans as set forth in the Fiscal Period Loan Account statement provided by the Applicable Agent to US Borrowers’ and UK Borrower’s general ledger and Fiscal Period Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by the Applicable Agent in its reasonable discretion;

(d)           To the Applicable Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940 or any similar statute of any applicable jurisdiction;

(e)           To the Applicable Agent such appraisals of the assets of the Applicable Borrower as the Applicable Agent may request at any time after the occurrence and during the continuance of an Event of Default, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to the Applicable Agent; and

(f)            Such other reports, statements and reconciliations with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as the Applicable Agent shall from time to time request in its reasonable discretion.

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CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, including without limitation, the increase in the Revolving Loan Commitment by Five Million Dollars and the extension of the Commitment Termination Date by one year, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies and reaffirms the Liens granted by it to any Agent for its benefit and the benefit of the Lenders.

[signatures following; remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the date first set forth above.

WESTAFF, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief
Financial Officer

WESTERN MEDICAL SERVICES, INC.,
a California corporation

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief
Financial Officer

WESTAFF (USA), INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief
Financial Officer

WESTAFF SUPPORT, INC.

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief
Financial Officer

MEDIAWORLD INTERNATIONAL

By:	/s/ Dirk A. Sodestrom
Name:	Dirk A. Sodestrom
Title:	Senior Vice President and Chief
Financial Officer

[SIGNATURE PAGE TO CONSENT OF GUARANTORS]